                        INVESTMENT SUB-ADVISORY AGREEMENT
                               CONSTELLATION FUNDS

         AGREEMENT made this 7th day of May, 2004, between Constellation Investment Management Company, LP (the "Adviser") and Clover Capital Management, Inc. (the "Sub-Adviser").

         WHEREAS, Constellation Funds, a Massachusetts business trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated March 4, 2004 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to each series of the Trust set forth on Schedule A of this Agreement (each a "Fund" and collectively the "Funds"); and

         WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Funds, and the Sub-Adviser is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage those assets of a Fund that the Adviser determines to allocate to the Sub-Adviser (the "Allocated Assets"), including the purchase, retention and disposition of the Allocated Assets, in accordance with each Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

         (a) The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what Allocated Assets will be purchased, retained or sold by the Fund, and what portion of the Allocated Assets will be invested or held uninvested in cash.

         (b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

         (c) The Sub-Adviser shall determine the Allocated Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in each Fund's Registration Statement (as defined herein) and Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with any guidelines established by the Board of Trustees of the Trust, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a fund transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - - viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Adviser to the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Fund's Allocated Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

         (d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Allocated Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

                  The Sub-Adviser shall keep the books and records relating to the Allocated Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of a Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Allocated Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

         (e) The Sub-Adviser shall provide each Fund's custodian on each business day with information relating to all transactions concerning the Fund's Allocated Assets and shall provide the Adviser with such information upon request of the Adviser.

         (f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

         (g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

         (h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the Allocated Assets. The Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.

         (i) Except as specifically permitted in writing by the Adviser, or as otherwise permitted or required to comply with the requirements of the 1940 Act (including the rules adopted thereunder), the Sub-Adviser shall not consult with any other sub-adviser to the Trust or a Fund concerning the purchase, retention or disposition of Fund Allocated Assets.

         Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Allocated Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

         (a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the State of Delaware (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

         (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

         (c)      Prospectus(es) of each Fund.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified on Schedule B or Schedule C, as applicable, of this Agreement. The fee will be calculated based on the average monthly market value of the Allocated Assets under the Sub-Adviser s management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser s obligations under this Agreement; provided, however, that the Sub-Advisers obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own, or any other sub-adviser's, willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees and by the vote of a majority of the outstanding voting securities of each Fund. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund
         (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

         To the Adviser at:            Constellation Investment Management
                                       Company, LP
                                       1205 Westlakes Drive, Suite 280
                                       Berwyn, Pennsylvania 19312
                                       Attn: John H. Grady

         To the Sub-Adviser at:        Clover Capital Management, Inc.
                                       400 Meridian Center, Suite 200
                                       Rochester, NY 14618
                                       Attn:  Chief Counsel

10. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         A copy of the Declaration of Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

         Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

CLOVER CAPITAL MANAGEMENT, INC.           CONSTELLATION INVESTMENT MANAGEMENT
                                          COMPANY, LP

By: /s/Stephen J. Carl                    By: /s/John H. Grady
    ------------------                        ----------------

Name: Stephen J. Carl                     Name: John H. Grady

Title: Chief Operating Officer            Title: Chief Executive Officer

                                   SCHEDULE A
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT

                           AS AMENDED JANUARY 20, 2006

                                LISTING OF FUNDS

Name of Fund                                                  Date Added
------------                                                  ----------
Constellation Clover Core Value Fund                          May 7, 2004
Constellation Clover Small Cap Value Fund                     May 7, 2004
Constellation Clover Core Fixed Income Fund                   May 7, 2004

                                   SCHEDULE B
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT

                                  JUNE 24, 2005

                     FOR FUNDS WITH PERFORMANCE ADJUSTMENTS

This Schedule B shall apply to each of the Funds identified on Schedule B-1 hereto.

         (a) GENERAL. The Adviser shall pay to the Sub-Adviser, as compensation for the Sub-Adviser's services and expenses assumed hereunder, a fee determined with respect to each Fund, which shall be composed of the Basic Fee (defined below) and a Performance Adjustment (defined below) to the Basic Fee based upon the investment performance of a class of shares of the Fund in relation to the investment record of a securities index determined by the Trustees of the Trust to be appropriate over the same period.

         (b) INDEX, CLASS AND CHANGES TO THE CLASS. The Trustees have initially designated for each Fund the index and class of shares of the Fund identified on Schedule B-1 as the index and class to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index" and the "Class," respectively). From time to time, the Trustees may, by a vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, determine that a different class of shares of the Trust representing interests in a Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. If a different class of shares (the "Successor Class") is substituted in calculating the Performance Adjustment the use of a Successor Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the Performance Period shall be calculated using the Successor Class of shares previously designated.

         (c) BASIC FEE. The basic fee for a Fund (the "Basic Fee") for any period shall equal: (i) the average net asset value of the Fund's assets allocated to the Sub-Adviser, multiplied by (ii) the annual rate identified for such Fund on Schedule B-1 hereto, multiplied by (iii) a fraction, the numerator of which is the number of calendar days in the payment period and the denominator of which is 365 (366 in leap years).

         (d) PERFORMANCE ADJUSTMENT. The amount of the performance adjustment (the "Performance Adjustment") shall equal: (i) the average net assets of the Fund over the Performance Period (as defined below), multiplied by (ii) the Adjustment Rate (as defined below), multiplied by (iii) a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365 (366 in leap years). The resulting dollar figure will be added to or subtracted from the Basic Fee depending on whether the Fund experienced better or worse performance than the Index.

         (e) ADJUSTMENT RATE. The adjustment rate (the "Adjustment Rate") shall be as set forth in Schedule B-2 for each Fund, provided, however, that the Performance Adjustment may be further adjusted to the extent necessary to insure that the total adjustment to the Basic Fee on an annualized basis does not exceed the maximum Performance Adjustment identified for such Fund in Schedule B-2.

         (f) PERFORMANCE PERIOD. The performance period (the "Performance Period") shall commence on the first day of the month next occurring after this Agreement becomes effective with respect to the Fund (the "Commencement Date"), provided, however, that if this Agreement should become effective on the first day of a month with respect to a Fund, then the Commencement Date shall be the first day of such month. The Performance Period shall consist of a rolling 12-month period that includes the most current month for which performance is available plus the previous 11 months following the commencement of Fund operations under this Agreement. No Performance Adjustment shall be made with respect to any period that is less than 12 months.

         (g) MEASUREMENT CALCULATION. The Fund's investment performance will be measured by comparing the (i) opening net asset value of one share of the Class of the Fund on the first business day of the Performance Period with (ii) the closing net asset value of one share of the Class of the Fund as of the last business day of such period. In computing the investment performance of the Fund and the investment record of the Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the companies whose securities comprise the Index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rule under the Investment Advisers Act of 1940, as the same from time to time may be amended.

         (h) PAYMENT OF FEES. The sub-advisory fee payable hereunder shall be computed daily and paid monthly in arrears.

         (i) AVERAGE NET ASSETS. The term "average net assets" of a Fund as used herein for any period shall mean the quotient produced by dividing (i) the sum of the net assets of the Fund, as determined in accordance with procedures established from time to time under the direction of the Board of Trustees of the Trust, for each calendar day of such period, by (ii) the number of such days.

         (j) TERMINATION. In the event this Agreement with respect to any Fund is terminated as of a date other than the last day of any month, the Basic Fee shall be computed on the basis of the period ending on the last day on which this Agreement is in effect for such Fund, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The amount of any Performance Adjustment to the Basic Fee will be computed on the basis of and applied to the average net assets over the Performance Period ending on the last day on which this Agreement is in effect for such Fund.

                                  SCHEDULE B-1
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT

                           AS AMENDED JANUARY 20, 2006

                  LISTING OF FUNDS WITH PERFORMANCE ADJUSTMENTS

-------------------------------------------------------------------------------------------------------------
                                                                                            ANNUAL BASIC
          NAME OF FUND                              PERFORMANCE INDEX                         FEE RATE
          ------------                              -----------------                         --------
-------------------------------------------------------------------------------------------------------------
Constellation Clover Core Value               Russell 3000 Index                                0.37%
     Fund
-------------------------------------------------------------------------------------------------------------
Constellation Clover Small Cap Value          Russell 2000 Value Index                          0.45%
     Value Fund
-------------------------------------------------------------------------------------------------------------
Constellation Clover Core Fixed               Lehman Brothers Aggregate Bond Index             0.225%
     Income Fund
-------------------------------------------------------------------------------------------------------------

                                  SCHEDULE B-2
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT

                           AS AMENDED JANUARY 20, 2006

                           PERFORMANCE ADJUSTMENT RATE

----------------------------------------------------------------------------------------------
                                         MAXIMUM RATE
      NAME OF FUND / CLASS                ADJUSTMENT               METHODOLOGY
      --------------------                ----------               -----------
----------------------------------------------------------------------------------------------
Constellation Clover Core Value            +/- 0.10%       As detailed in Schedule B-3
     Fund - Class I Shares
----------------------------------------------------------------------------------------------
Constellation Clover Small Cap            +/- 0.1125%      As detailed in Schedule B-3
     Value Fund - Class I Shares
----------------------------------------------------------------------------------------------
Constellation Clover Core Fixed            +/- 0.06%       As detailed in Schedule B-3
     Income Fund - Class I Shares
----------------------------------------------------------------------------------------------

                                  SCHEDULE B-3
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT

                           AS AMENDED JANUARY 20, 2006

                   METHODOLOGY FOR PERFORMANCE ADJUSTMENT RATE

The tables below describes the applicable sub-advisory fees that the Sub-Adviser would receive based on each Fund's performance as compared to its benchmark index over a given performance period:

1.  CONSTELLATION CLOVER CORE VALUE FUND.

                                           The Base Fee                                                    The Base Fee
If the Fund:                               Increases by:        If the Fund:                               Decreases by:
------------                               -------------        ------------                               -------------
Outperforms the Index by 5.01% or more        + 0.10%           Underperforms the Index by 5.01% or more      - 0.10%
Outperforms the Index by 4.01% to 5.00%      + 0.075%           Underperforms the Index by 4.01% to 5.00%     - 0.075%
Outperforms the Index by 3.01% to 4.00%      + 0.050%           Underperforms the Index by 3.01% to 4.00%     - 0.050%
Outperforms the Index by 2.01% to 3.00%      + 0.025%           Underperforms the Index by 2.01% to 3.00%     - 0.025%
Outperforms the Index by 2.00% or less         0.00%            Underperforms the Index by 2.00% or less        0.00%

2.  CONSTELLATION CLOVER SMALL CAP VALUE FUND.

                                           The Base Fee                                                    The Base Fee
If the Fund:                               Increases by:        If the Fund:                               Decreases by:
------------                               -------------        ------------                               -------------

Outperforms the Index by 5.01% or more       + 0.1125%          Underperforms the Index by 5.01% or more     - 0.1125%
Outperforms the Index by 4.01% to 5.00%     + 0.084375%         Underperforms the Index by 4.01% to 5.00%   - 0.084375%
Outperforms the Index by 3.01% to 4.00%     + 0.05625%          Underperforms the Index by 3.01% to 4.00%   - 0.05625%
Outperforms the Index by 2.01% to 3.00%     + 0.028125%         Underperforms the Index by 2.01% to 3.00%   - 0.028125%
Outperforms the Index by 2.00% or less         0.00%            Underperforms the Index by 2.00% or less       0.00%

3.  CONSTELLATION CLOVER CORE FIXED INCOME FUND.

                                           The Base Fee                                                    The Base Fee
If the Fund:                               Increases by:        If the Fund:                               Decreases by:
------------                               -------------        ------------                               -------------

Outperforms the Index by 5.01% or more       + 0.060%           Underperforms the Index by 5.01% or more     - 0.060%
Outperforms the Index by 4.01% to 5.00%      + 0.045%           Underperforms the Index by 4.01% to 5.00%    - 0.045%
Outperforms the Index by 3.01% to 4.00%      + 0.030%           Underperforms the Index by 3.01% to 4.00%    - 0.030%
Outperforms the Index by 2.01% to 3.00%      + 0.015%           Underperforms the Index by 2.01% to 3.00%    - 0.015%
Outperforms the Index by 2.00% or less         0.00%            Underperforms the Index by 2.00% or less       0.00%

                                   SCHEDULE C
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT

                    FOR FUNDS WITH NO PERFORMANCE ADJUSTMENT

This Schedule C shall apply to each of the Funds identified on Schedule C-1 hereto.

         (a) The Adviser shall pay to the Sub-Adviser a fee for each Fund calculated daily and payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in Schedule C-1 hereto.

         (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.

                                  SCHEDULE C-1
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT

                         LISTING OF FUNDS AND FEE RATES


Name of Fund
------------

None